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                             OFFICE SPACE LEASE AGREEMENT


Garfield Park Associates Limited Partnership, a Delaware Limited Partnership ("Lessor"), and The Foundation Savings & Loan Company or its name successor, an Ohio Corporation (the "Lessee"), hereby enter into the following Office Space Lease Agreement this 25th day of October, 1990.

1. THE PREMISES. Lessor leases to Lessee, and Lessee leases from Lessor, on the terms and conditions set forth herein, a portion of the building (the "Building") located at 25 Garfield Place, Cincinnati, Ohio on land described in Exhibit A attached hereto (the "Land"). The portion of the Building hereby leased to Lessee (the "Premises") contains approximately 3129 square feet of leaseable space, is located on the first floor of the Building, and is shown on the plan of such floor attached hereto as Exhibit B. This Lease includes the right or Lessee to use three parking spaces at the rear of the building subject to the lease agreement with the City of Cincinnati.

Lessor also grants to Lessee, together with and subject to the same rights granted from time to time by Lessor to other tenants and occupants of the Building, the right to use the lobbies, elevators, hallways, and other common areas within the Building, and sidewalks, parking areas, driveways, landscaped areas, and any other facilities or improvements located on the Land (the "Common Areas").

2.    TERM.

2.1 DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

2.1.1 "Commencement Date" shall mean the date on which Lessor gives Lessee written notice that the Premises are "Available for Occupancy" (as hereinafter defined). Upon Lessor's request, Lessee shall execute and deliver a written memorandum setting forth the Commencement Date of this Lease. The Commencement date will be the 1st of the month following the delivery and occupancy by the Lessee of the premises. Delivery is anticipated to be on or before January 7, 1991, and occupancy by Lessee is to be on or before January 27, 1991.

2.1.2 The Premises shall be deemed "Available for Occupancy" on the later to occur of (i) the date that Lessor notifies Lessee that the "Tenant Improvements," as defined in Section 3, have been completed, and (ii) the earlier of the date that the City of Cincinnati has given permission to occupy the Premises or the date that Lessee takes occupancy of the Premises.

2.1.3 "Lease "Year" shall mean the 12 month period beginning on the Commencement Date if it is the first day of a month, or the first day of the first month after the

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Commencement Date if it is other than the first day of a month, and on each anniversary thereof throughout the term of this Lease and any renewals or extensions.

2.2 TERM. This Lease shall be for a term (the "Term") of ten (10) Lease Years beginning at the Commencement Date.

2.3 OPTION. Lessee shall have an option to extend this lease for two (2) additional five-year (5) terms under the same terms and conditions as this lease, with the base rent to be adjusted by the increase in the Consumer Price Index as compared with the immediately preceding year. There will be a five per cent (5%) cap on each C.P.I. annual increase. Lessee shall give Lessor ninety
(90) days' written notice upon the exercise of each of these options.

3.    CONSTRUCTION.

3.1 INSTALLATION OF IMPROVEMENTS. Lessor shall complete and install within the Premises substantially in accordance with plans and specifications prepared by Lessor and approved by Lessee as provided in Section 3.2, such improvements required by Lessee which are normally performed by the construction trades (the "Tenant Improvements"). The quantities, character, location and manner of installation of all of the foregoing items shall be subject to limitations imposed by governmental authorities. Lessor is to pay $7.00 per square foot toward the improvements.

3.2 APPROVAL OF PLANS AND COST ESTIMATE. As soon as possible after the execution of this Lease, but no later than 14 days after the date hereof, Lessee shall provide Lessor with a description of Lessee's requirements in sufficient detail so as to enable Lessor to prepare complete plans and specifications for the Tenant Improvements. Such plans and specifications (the "Plans and Specifications") and a cost estimate (the "Cost Estimate") for the Tenant Improvements shall then be prepared by Lessor and submitted to Lessee. Within 14 days after Lessor provided Lessee with the Plans and Specifications and the Cost Estimate, Lessee shall approve the Plans and Specifications and the Cost Estimate.

3.3 PAYMENTS OF COSTS. Lessee shall pay Lessor the cost less $7.00 per square foot of the Tenant Improvements within 30 days after billing by Lessor. Invoices may be rendered during the progress of the work as to enable Lessor to pay its construction manager, architects, trade contractors and the like.

3.4 OTHER WORK BY LESSEE. Unless otherwise agreed, all work not within the scope of the construction trades employed on the Building, such as installation of furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Lessee at its expense. Lessee shall conduct such work in a manner as not to interfere unreasonably with or delay the work Lessor's contractors. Lessor shall give access and entry to the Premises to Lessee and its contractors to perform such work, provided, however, that if such entry is prior to the commencement of the Term of this Lease, such

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entry shall be subject to all of the terms and conditions of this Lease except the payment of rent.

3.5 PUNCH LIST. Lessee's taking possession of the Premises shall be conclusive evidence of (a) Lessee's acceptance of the Premises, (b) that the Premises were in good order and satisfactory condition when Lessee took possession, and (c) that the Tenant Improvements were satisfactorily completed, except for such minor items as Lessor and Lessee shall describe on a "Punch List" to be prepared and signed by both parties within fourteen (14) days after Lessee's taking possession of the Premises.

4.    RENT.

4.1   BASE RENT. See attached table.

4.2 MANNER OF PAYMENT OF BASE RENT. Lessee shall pay the Base rent for each Lease Year in equal monthly installments, in advance, on the first day of each month during such Lease Year, without demand, deduction, counterclaim or setoff, at Lessor's notice address or at such other address as Lessor may designate by notice to Lessee.

4.3 LATE CHARGES. If any installment of Base Rent, "Additional Rent" (as hereinafter defined) or any other amount required to be under this Lease is not paid when due or within 10 days thereafter, Lessee shall immediately pay Lessor a service fee in the amount of 4% of such installment or amount. In addition, if any installment of Base Rent or Additional Rent of any other amount required to be paid under this Lease is not paid when due or within 20 days thereafter, each such unpaid installment or amount shall bear interest from the date it was due until paid at the rate of 2% per month or, if less, the maximum rate of interest permitted by law.

5.    ADDITIONAL RENT.

5.1 ADDITIONAL RENT. Lessee shall pay as additional rent ("Additional Rent") for the Premises during each Lease Year, "Lessee's Share" of "Taxes" and "Operating Expenses" in connection with the "Property".

5.2 DEFINITIONS. As used herein, the following terms have the following meanings:

5.2.1 "Lessee's Share" means the Lessee's pro rata share of Taxes and Operating Expenses. Lessee's Share is equal to the number of LEASEABLE square feet of space in the premises divided by the total number of leaseable square feet of space in the Building.

5.2.2 "Taxes" shall mean all real estate taxes and assessments, or substitutes therefor, all charges in lieu of taxes, and all other payments in lieu of taxes made by special agreement or otherwise incurred during any calendar year on the Property, and any personal property taxes imposed upon the Property or any part thereof. Reasonable expenses incurred by Lessor in obtaining or attempting to obtain a reduction of any Taxes shall be included in

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the amount of any such Taxes. Taxes that are being contested by Lessor shall nevertheless be included for purposes of the computation of Additional Rent; provided, however, that if Lessee shall have paid any amount of Additional Rent and Lessor thereafter received a refund of any portion of any Taxes on which such payment was based, Lessor shall refund to Lessee the appropriate portion of such refund. Lessor shall have no obligation to contest the imposition of any Taxes and may settle, consent to, waive or otherwise resolve any such contest in its sole discretion.

5.2.3 "Operating Expenses" shall mean and include all costs of a non-capital nature incurred in any calendar year in operating and maintaining, managing, servicing, and repairing the PROPERTY and the Common Areas, including without limitation, all maintenance, utilities, management, repair, replacement, insurance costs, licenses, permit and inspection fees, the costs of wages and other employee renumerations and taxes, ground rents, materials and services for the operation, management, security (if any) and maintenance of the Property and the Common Areas.

5.2.4 "Property" shall mean and include the Land, the Building and the other improvements on the Land, including without limitation, all fixtures, machinery, equipment, apparatus and appurtenances in, on or used in connection with the operation thereof.

5.3 BUDGET. For each calendar year during the Term, Lessor shall prepare and submit to Lessee a budget showing estimated Taxes and Operating Expenses for such calendar year ("Budgeted Taxes and Operating Expenses"). Lessee shall pay as Additional Rent in equal monthly installments, in advance, on the first day of each month during the Term, without demand, deduction, counterclaim or setoff, at Lessor's notice address, one-twelfth (1.12) of Lessee's Share of the Budgeted Taxes and Operating Expenses. Subject to caps as agreed.

5.4 STATEMENTS. Following the end of each calendar year ending during the Term, Lessor shall furnish to Lessee a statement (a "Statement") showing a comparison of Lessee's Share of the actual Taxes and Operating Expenses incurred for the calendar year just ended with the amount of Additional Rent paid by Lessee during such year. If the amount of Additional Rent paid by Lessee for the calendar year just ended is less than Lessee's Share of the actual Taxes and Operating Expenses for such year, the Statement shall notify Lessee of Lessee's Share of such deficiency (a "Tax and Expenses Deficiency"), and Lessee shall pay the amount of such Tax and Expense Deficiency within thirty (30) days of such Statement subject to caps as agreed. If the amount of Additional Rent paid by Lessee for the calendar year just ended is greater than Lessee's Share of the Taxes and Operating Expenses for such year, the Statement shall notify Lessee of Lessee's Share of such excess ( a "Tax and Expenses Excess"), and Lessee shall be entitled to a credit against the Additional Rent next becoming due in an amount equal to Lessee's Share of such Tax and Expenses Excess, or if the Term has ended, a refund in the amount of any unapplied portion of Lessee's share of such Tax and Expenses Excess. As used in this

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Section 5.4, "Additional Rent" excludes payments made by Lessee pursuant to
Section 7.2 for Lessee's Share of electrical expenses.

5.5 FINES, PENALTIES, COSTS, INTERESTS. Every fine, penalty, cost, and interest which may be added for nonpayment or late payment of any amounts which Lessee is required to pay pursuant to this Lease, shall also constitute Additional Rent. If Lessee fails to pay, Lessor shall have all rights, powers, and remedies with respect thereto as are provided herein or by law in the case of non-payment of Base Rent.

5.6 FISCAL YEAR. Lessor reserves the right to establish a Fiscal Year for purposes of making the Budgets and Statements of annual Taxes and Operating Expenses. If such Fiscal Year is established, the Taxes and Operating Expenses and Additional Rent payments described in this Section 5 shall be determined on a Fiscal year to Fiscal Year basis, with appropriate prorations being made for any Lease Year beginning before or ending after a full fiscal year.

6. OBLIGATIONS OF LESSOR. Lessor agrees during the Term of this Lease to furnish the following so long as Lessee is not in default hereunder:

6.1 SERVICES. Lessor shall furnish daily cleaning services for the Premises after hours on business days, Lessor shall also furnish unheated water and sewer service for drinking, lavatory and toilet purposes, drawn through fixtures installed by Lessor or with Lessor's consent.

6.2 BUSINESS DAYS. Building services shall be available and provided on business days. Business days are Monday through Friday 8:00 a.m. to 6:00 p.m. The following Holidays are excepted: Christmas, Thanksgiving, New year's Day, July Fourth, Memorial Day and Labor Day (the latter two being celebrated on Mondays).

6.3 EXTRAORDINARY USE. Lessee acknowledges that the services to be supplied by Lessor and the load bearing capacity of the Building will be sufficient only for ordinary general office purposes. Any additional capacity or structural support needed for computers, heat-generating machines or other equipment or uses beyond ordinary general office uses shall be subject to Lessor's prior written approval and shall be installed and maintained at Lessee's sole expenses.

6.4 INTERRUPTION OF SERVICES. Lessor reserves the right, without being liable to Lessee and without abatement or diminution in Base Rent, to suspend, delay or stop any of the services to be furnished and provided by Lessor under this
Section 6 whenever necessary due to any cause specified in Section 15 or any other cause beyond Lessor's control, or for emergency, inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Lessor's judgment are desirable or necessary; and Lessor may suspend any such services until completion of any such work or until the cause of the suspension has been removed. Failure by Lessor to any extent to furnish any defined services, or any cessation of services due to any caused described in the preceding sentence, shall not

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render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of Base Rent, nor relieve Lessee from fulfillment of any covenant or agreement of this Lease. Should any of the equipment or machinery utilized in supplying the services breakdown, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no right to terminate or repudiate this Lease, and shall have no claim for rebate or abatement of rent or damages, on account of any resulting interruptions in service.

6.5 REPAIRS. Lessor shall provide for maintenance of the exterior and structure of the Building and Premises (including the heating, ventilation and air conditioning system serving the Premises, if any), and shall contract for the repair and replacement of electric lighting in the Common Areas, and maintenance of the Common Areas and the underlying land and improvements, all in a manner compatible with good quality office space.

7. OBLIGATIONS OF LESSEE. During the Term of this Lease, Lessee agrees as follows:

7.1 USE OF PREMISES. Lessee shall continuously throughout the Term occupy and use the Premises. Lessee shall use the Premises for general office purposes and for no other purpose. Without limiting the generality of the foregoing, Lessee shall not place, or permit to be placed, any vending machines in the Premises, excluding an ATM.

7.2 ELECTRIC CURRENT. Lessee shall arrange with the appropriate company to have electrical service supplied to the Premises and to be billed directly for Lessee's consumption of electricity. Lessee shall pay for all electricity used at the Premises on a timely basis. Lessee shall not permit its use of electrical current to exceed Lessee's proportionate share of the capacity of the feeders, risers or other electrical installations serving Lessee's Premises. Any risers or other installations required to meet Lessee's excess electrical requirements, upon written request of Lessee, will be installed by Lessor at Lessee's expense, provided that in Lessor's sole judgment the same are necessary and will not (a) cause permanent damage or injury to the Building or Premises, (b) cause or create a dangerous or hazardous condition, (c) entail excessive or unreasonable alterations, repairs or expenses, or (d) interfere with or disturb other tenants or occupants of the Building. Lessee shall not make any alterations or additions to the electrical equipment, appliances or installations without the prior written consent of Lessor in each instance.

7.3 COMPLIANCE WITH LAWS AND REGULATIONS. Lessee shall comply with all laws, regulations and orders of any governmental authority and with the rules and regulations, as reasonably adopted and modified from time to time by Lessor (the "Rules and Regulations"). The Rules and Regulations for the Building are attached hereto and made a part hereof as Exhibit C. Lessee shall not do or permit anything to be done in or about the Premises or the Common Areas which will in any way obstruct or interferee with the rights of other tenants or occupants of the Building or injure or annoy them or create a nuisance by

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permitting the emission of fumes or noxious odors or by the operation of excessively loud or vibration-prone equipment or otherwise. Lessee shall not do or permit anything to be done which will increase the premiums of fire insurance for the Building. At no time during the Term shall Lessee store any inventory, equipment or any other materials outside of the Premises except with agreement of Lessor. Lessor shall not be responsible to Lessee for the nonobservance of the Rules and Regulations by any other tenant or occupant of the Building or the Office Park, but Lessor shall use reasonable efforts to enforce such Rules and Regulations in a fair and non-discriminatory manner.

7.4 CARE OF PREMISES. Lessee at its expense shall maintain the Premises in good condition and repair, and shall commit no waste therein or damage thereto, excluding ordinary wear and tear.

7.5 MAJOR ALTERATIONS. Lessee shall make no major alterations in or installations of equipment or to the Premises, unless and until plans and specifications therefor have been approved by Lessor in writing. Lessee may remove its moveable trade fixtures prior to the expiration or earlier termination of this Lease, provided that Lessee repairs any damage to the Premises caused by such removal. Nothing in this Lease shall, however, be construed to constitute the consent of Lessor to the creation of any lien, and no person shall be entitled to any lien on the Building, the Common Areas, the Office Park or the underlying land or related improvements. In the event, despite this provision, a lien is placed thereon, Lessee shall cause such lien to be removed or shall, immediately upon request of Lessor, provide a corporate surety bond satisfactory to Lessor which shall save Lessor harmless under such lien and from any interest incurred by Lessor in connection therewith. Lessee shall indemnify Lessor from any and all costs and expenses incurred by Lessor as a result of such liens. All approved major installations, alterations, additions or other improvements made by Lessee shall be made in a good and workmanlike manner, between such hours and by such contractors or mechanics as may be approved in writing by Lessor, and in such a way that utilities will not be interrupted and other tenants and occupants of the Building will not suffer unreasonable inconvenience or interference. Both during and after the performance of any such work, Lessor shall have access, by prior arrangement with Lessee, to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Lessee agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises, which might interfere with Lessor's free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, air conditioning and ventilating systems in the Premises and Building.

7.6 ASSIGNMENT AND SUBLETTING. Lessee shall not assign, sublet, mortgage, or pledge the Premises or this Lease, in whole or in part, without the prior written consent of Lessor, such consent to have been secured no later than 60 days prior to the effective date of any assignment or sublease. Any purported assignment, or sublease, entered into by Lessee with a third party for the Premises or any portion thereof without Lessor's prior written consent shall be void. In the event any assignment or subletting is approved, such

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assignment or subletting shall not become effective until the assignee or sublessee has delivered to Lessor an acknowledged instrument in recordable form assuming all of the obligations, covenants, and responsibilities of Lessee hereunder. Lessee shall, notwithstanding any approved assignment or sublease, remain primarily liable to perform the obligations imposed on Lessee hereunder. In the event that the Lessee sub-leases to a third party and the sub-lessee defaults on the approved lease agreement, then the lease terms will revert to the original agreement and the original lessee will not be responsible for any excess rent or any past due excess rents due to the default of sub-lessee. In the event Lessor approves an assignment or sublease of this Lease, Lessee shall pay to Lessor 100% of any "Excess Subletting Rent" (as hereafter defined) which shall be paid at the same time as payments of Base Rent hereunder. As used herein, "Excess Subletting Rent" shall mean that amount of "Subletting Rent:" (as hereafter defined) for any month during the Term which is in excess of the amount of Base Rent owed by Lessee under this Lease for the same month. "Subletting Rent" shall mean the gross amount paid during the Lease Term to Lessee as a sublessor or assignor, by a sublessee or assignee, pursuant to a sublease or assignment which has been approved by Lessor, or in consideration of such subletting or assignment. Provided, however, that should Lessee not be released upon subletting, any Excess Subletting Rent may be retained by Lessee and not paid to Lessor In any event, Lessor shall not unreasonably withhold its consent to Lessee's subletting.

7.7 SIGNS. Lessee shall not place or permit to be placed or maintained any sign or other advertising matter in or on any portion of the Building outside the Premises, including, but not limited to, any exterior doors, walls, roof or windows of the Premises, the Building or the Common Areas. Lessee shall be permitted to place or maintain any decoration, lettering or advertising matter on the interior of the glass of any window or door of the Premises, with approval of Lessor, including ATM.

8.    RIGHTS RESERVED TO LESSOR. Lessor shall have the following rights:

8.1 ENTRANCE. Lessor shall have the right to inspect the Premises at all reasonable times, and to show them after Lessee gives notice of intended vacation or within ninety (90) days prior to the expiration of the Lease Term, and to enter the Premises at any reasonable time upon prior arrangement with Lessee to make such repairs, additions or alterations as it may deem necessary for the safety, improvements, or preservation of the Building, all of which shall be done in such a manner as not to interfere materially with Lessee's use of the Premises, except in the case of an emergency. In addition to Lessor's unrestricted right to show the Premises as set forth above, Lessor may also show the Premises to prospective tenants, mortgagees, or purchasers of the Building after having given Lessee reasonable prior notice of such showing, provided such showing is conducted in a manner that does not materially interfere with Lessee's use of the Premises.

8.2 COMMON AREAS. All Common Areas, including without limitation automobile parking areas, driveways, entrances, walkways and exits thereto, and other facilities furnished by Lessor in or near the Office Park, including parking areas, pedestrian sidewalks and ramps, landscaped areas, stairways, and other areas and improvements, shall

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at all times be subject to the control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas. Lessor may from time to time change the area, level, location and arrangement of parking areas and other facilities; establish parking areas for tenants, their officers, agents, invitees and employees; close temporarily all of any portion of the parking areas or facilities for repairs thereto; discourage non-customer parking; and do and perform such other acts in and to the Common Areas as Lessor shall determine to be necessary or desirable under the circumstances.

8.3 RIGHT TO CURE. All costs, charges, adjustments and expenses which Lessee is obligated to pay under this Lease (including but not limited to amounts payable inorder to release liens) shall be collectible in the same manner as the Base Rent and, in the event of nonpayment, Lessor shall have the same rights and remedies provided for in the case of nonpayment of Base Rent. If Lessee fails to make any payment which it is required to make (other than the payment of Base Rent or Additional Rent), including but not limited to payment of any utility costs, whether or not separately metered, or shall default in performing any of its obligations under this Lease, Lessor, at its option, at any time after 12 days notice to Lessee, may (but shall not be obligated to) make such payment, or cause any such obligation of Lessee to be performed for and on behalf of Lessee, expending such sums as may be necessary to perform or satisfy any such obligation of Lessee. All sums so expended by Lessor, together with interest at the lesser of a per annum rate of 2% over the prime rate then in effect at The Central Trust Company, N.A., or the maximum rate allowable by law, from the date of such expenditure, shall be deemed additional rent, and shall be repaid by Lessee to Lessor on demand; but no such payment, act, or expenditure by Lessor shall be deemed a waiver of Lessee's default nor shall it affect any other remedy of Lessor by reason such default.

9.    RIGHTS OF THE PARTIES IN THE EVENT OF EMINENT DOMAIN OR CASUALTY.

9.1 EMINENT DOMAIN. In the event the Premises or any part thereof shall be acquired by the exercise of eminent domain by any public or quasi-public body in such a manner that the Premises shall become unusable by the Lessee for office purposes, or the Building or Common Areas or a "material portion" (as hereinafter defined) thereof shall be so acquired, then either party may terminate this Lease as of the date that possession thereof is taken by the condemning authority by giving written notice to the other. A portion of the Building or Common Areas so acquired shall be deemed to be a "material portion" thereof if Lessor determines in its sole discretion that the remainder thereof is not suitable for use as an office building.

9.2   FIRE AND CASUALTY.

9.2.1 Except as provided in Section 9.2.2, if the Building or the Premises are partially damaged by fire or other casualty, Lessor shall repair and restore the damaged portion of the Building and Premises to substantially their condition prior to such fire or other

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casualty, except that Lessor shall not be required to repair or restore the
Tenant Improvements or any other leasehold improvement installed in the Premises by Lessee, nor shall Lessor be required to expend sums in excess of the insurance proceeds available for such purposes.

9.2.2 If all or a substantial portion of the Premises, the Building or the Common Areas is damaged, destroyed or rendered unfit for occupancy as a result of fire or other casualty, Lessor may elect, by giving written notice to Lessee within ninety days after the casualty, date (i) to terminate this Lease as of the casualty date; or (ii) to repair and restore the Building or the Common Areas. If after such damage or destruction Lessor elects to repair and restore the Building or the Common Areas, and the same shall not have been repaired and restored to substantially their condition prior to the casualty (except for repairs and restoration of the Tenant Improvements or any other leasehold improvements installed in the Building by Lessee or other tenants) within 180 days after the date of giving of Lessor's notice to Lessee (subject to Section
15), either party shall have the right to terminate this Lease, as of the casualty date, by giving written notice to the other within ten (10) days after the expiration of such 180 day period, and the Base Rent and all additional charges shall be prorated as of the date of the casualty.

9.2.3 The Base Rent, until such repairs as Lessor elects to undertake are substantially completed, shall be abated in proportion to the part of the Premises which is not tenantable by Lessee.

9.2.4 If this Lease is not terminated pursuant to Section 9.2.2, Lessee shall as promptly as practicable after the occurrence of any damage or destruction make such repairs and replacements in the Premises as are necessary to restore Lessee's leasehold improvements, including without limitation Tenant Improvements, to their condition immediately prior to the occurrence of such casualty.

10.   INSURANCE; DAMAGE TO LESSEE'S PROPERTY.

10.1 INSURANCE. Lessor shall maintain fire and extended coverage insurance on the Building, but shall not insure Lessee's property. All of Lessee's personal property placed in or about the Building or the premises shall be at Lessee's sole risk, and Lessor and its agents and employees shall not be liable to Lessee, or its agents or employees, for theft, non-negligent loss or appropriation, or for any damage or injury due to any other non-negligent acts or neglect of other tenants or occupants of the Building or of any other person or from any other cause whatsoever, nor shall Lessor be liable for any latent defect in the Premises or in the Building. Lessee shall give immediate notice to Lessor in case of fire or accident in the Premises or of any defects, damage or injury in the Premises or in any fixtures or equipment.

10.2 WAIVER OF CLAIMS. Notwithstanding any other provisions of this Lease, Lessor shall not be liable for non-negligent loss or damage to the Tenant Improvements or any fixtures, furnishings, leasehold improvements or personal property located or found in or around

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the Premises caused by fire or other perils usually covered by an "all-risk" of loss insurance policy, and Lessee waives all rights of subrogation against Lessor with respect to such perils. Notwithstanding any other provision of this lease, Lessee shall not be liable for loss or damage to the Premises, the Building, or the Common Areas caused by fire or other perils usually covered by an "all-risk" of loss insurance policy, and Lessor waives all rights of subrogation against Lessee with respect to such perils.

10.3 LESSEE'S INSURANCE. Lessee shall carry and maintain public liability insurance on the Premises throughout the Term covering Lessee, and naming Lessor as additional insured and, if Lessor elects, also naming any mortgagee as an additional insured, with terms and companies satisfactory to Lessor and for limits of not less than $1,000,000.00 for personal injury or death arising out of any one occurrence and not less than $500,000.00 for damage to property arising out of any one occurrence. Lessee shall also carry insurance against fire and such other risks as are from time to time included in an "all-risk" of loss insurance policy, insuring the FULL replacement cost of all leasehold improvements paid for by or in behalf of Lessee, including the Tenant Improvements and all wall coverings, carpeting, furnishings, equipment and other items of personal property located on or within the Premises, regardless of whether any such items will constitute fixtures and be surrendered to Lessor upon expiration of the Term. Lessee shall also carry plate glass insurance on all interior and exterior glass in or on the Premises. All such policies shall be cancelable only upon 30 days prior written notice to Lessor. Prior to the commencement of the Term and within 15 days prior to the expiration of each such policy, Lessee shall furnish Lessor with copies of such policies or certificates evidencing that such insurance is in full force and effect and stating the terms of the insurance.

11. LESSEE'S INDEMNIFICATION OF LESSOR. Lessor shall not be liable to Lessee or any other person for damage to property, or injury or death to persons due to the non-negligent condition of the Premises, the Building, or the Common Areas, or due to any occurrence or happening in or about the premises, the Building or the Common Areas or due to any act or neglect of Lessee or any other tenant or occupant of the Building or of any other person. Lessee shall be responsible and liable to Lessor for any damage to the Premises, the Building, or the Common Areas resulting from the negligence of Lessee, its employees, licensees, invitees, or agents, except as provided in Section 10.2. Lessee shall defend, indemnify and save harmless Lessor against any and all claims arising from Lessee's use and occupancy of the Premises or from any work or thing done by or on behalf of Lessee in or about the Premises, including but not limited to the construction of the Tenant Improvements, and Lessee will further defend, indemnify and save Lessor harmless against any all claims arising from any breach or default in the performance of any of Lessee's obligations under this Lease or arising from any act or negligence of Lessee, its agents, contractors, employees, invitees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim.

12.   DEFAULTS AND REMEDIES.

12.1  DEFAULTS BY LESSEE. Each of the following shall be deemed a default by
Lessee:


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

12.1.1 Failure to pay Base Rent, Additional Rent, or any other amounts herein provided to be paid when due or within thirty (30) days thereafter; after written notice from Lessor to Lessee.

12.1.2 Failure to perform any other act to be performed by Lessee hereunder or to comply with any condition or covenant contained herein on Lessee's part to be kept or performed and such failure continues for a period of 30 days after written notice from Lessor to Lessee; and

12.1.3 The abandonment of the premises by Lessee or Lessee's adjudication as a bankrupt; the making by Lessee of a general assignment for the benefit of any insolvency action or law; the appointment of a permanent receiver or trustee or custodian in bankruptcy for Lessee or its assets; the appointment of a temporary receiver for Lessee or its assets if such temporary receivership has not been vacated or set aside within 30 days from the date of such appointment; the initiation of an arrangement or similar proceedings for the benefit of creditors by or against Lessee; termination of Lessee's existence, whether by dissolution, agreement, death or otherwise.

12.2  REMEDIES OF LESSOR. In the event of any default of Lessee as provided in
Section 13.1, Lessor shall have the immediate right to re-enter and may remove all persons and property from the Premises except under Regulations of Lessee's supervisory authorities. Lessor may dispose of such property in any lawful manner it deems expedient at the expense of Lessee. Whether or not Lessor elects to re-enter, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided by law, Lessor may at its option terminate this Lease by giving written notice to Lessee specifying a date on which this Lease shall terminate, and upon such date, this Lease shall terminate.

In case of any such default, termination, re-entry, expiration and/or dispossession by summary proceedings of otherwise, (1) all Base Rent and Additional Rent shall become due thereupon and be paid to the time of such re-entry, dispossession and/or expiration; or (2) Lessor may re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise, for a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (3) Lessee shall also pay Lessor as liquidated damages for the failure of sublessee to observe and perform Lessee's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Lessor to relet the Premises or any part or parts thereof shall not release or affect Lessee's liability for damages. In computing such liquidated damages there shall be added to such deficiency such expenses as Lessor may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage and for keeping the Premises in good order or for preparing the same for re-letting, including all alterations, repairs, replacements, redecorations as Lessor may make in its sole discretion. Any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Lessor to collect the deficiency for any subsequent month by a similar proceeding. Lessor shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event the Premises are re-let, for failure to collect the rent under such re-letting. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Lessor obtaining possession of the Premises, by reason of the violation by sublessee of any of the covenants and conditions of this Lease, or otherwise.

12.3 ATTORNEYS' FEES. In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or the collection of any rent due or to become due, or recovery of possession of the Premises, in the hands of any attorney, or files suit upon the same, Lessee agrees to pay Lessor all reasonable attorney's fees incurred by Lessor.

12.4 CONDITION ON LESSOR'S LIABILITY. Lessee shall not be entitled to claim a constructive eviction from the Premises unless Lessee shall have first notified Lessor of the condition or conditions giving rise to such claim, and, if the complaints are justified, Lessor shall have failed within a reasonable time after receipt of such notice to remedy such conditions.

13. BROKER. As part of the consideration for the granting of this lease, Lessee represents and warrants to Lessor that no broker negotiated or was instrumental in negotiating or consummating this Lease, except for none.

14. ENTRY BY LESSOR. Lessee shall provide Lessor with the names of two persons Lessor may contact for entry into the Premises, for Building emergencies, and for other matters arising in administering this Lease. If a representative of Lessee is not present to permit Lessor to enter the Premises at any time that entry is necessary or permissible, Lessor its agents may enter by a master key or may, if necessary, forcibly enter the same without any liability, provided that, during such entry, reasonable care shall be used to avoid damage or injury to Lessee's property.

15. INABILITY TO PERFORM. This Lease and the obligation of Lessee to pay any amount payable hereunder and perform all of its other obligations shall not be affected, impaired or excused because Lessor is unable to fulfill any of its obligations under this Lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be furnished, or is unable to make, or is delayed in making, any improvements (including the construction of the Building or the construction of the Tenant Improvements), repairs, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, if Lessor is so prevented or delayed by reason of strike, lockout or labor dispute, lack or failure of customary sources of supply of fuel, labor and materials, or due to any other cause beyond the reasonable control of Lessor, including without limitation national emergency, any law or governmental rule, order or regulation, war, civil commotion, riot, interference by civil or military authorities, fire or other casualty or act of God.

16. LESSOR'S SUCCESSORS. The term "Lessor" as used in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee of the Building, their successors and assigns, or the sublessee under a lease of the Building, so that in the event of any subsequent sale or sales of the Building, or in the event of a lease or assignment of lease of the Building, the previous Lessor shall be entirely released with respect to the performance of all subsequently accruing covenants and obligations on the part of Lessor. The retention of fee ownership by a Lessor of the Building or of the land on which it is located under an underlying lease which is now or hereafter in effect, shall not be deemed to impose on such underlying lessor any liability, initial or continuing, for the performance of the covenants and obligations of Lessor.

17. LIMITATION UPON LIABILITY. Notwithstanding anything to the contrary provided for herein, each and every term, covenant, condition, and provision of this Lease is hereby made specifically subject to the provisions of this Section
17. It is specifically understood and agreed that Lessee's sole recourse in the event Lessor fails to observe or perform any term, covenant, condition or provision of this Lease on Lessor's part to be performed, is limited to Lessor's interest in the Premises, and Lessee shall have no right to obtain judgment against Lessor or any general or limited partner of Lessor or any officer, director or employee of Lessor for any sum of money which is or may be payable under this Lease, or FOR any deficiency after realization against the Premises, or to enforce or attempt to enforce a claim for any such sum against any of the other assets of Lessor or any general or limited partner or any officer, director or employee of Lessor. Such exculpation of personal liability is absolute and without any exception whatsoever.

18.   MISCELLANEOUS PROVISIONS.

18.1 RIGHT OF QUIET ENJOYMENT. If Lessee shall perform all covenants and agreements herein provided to be performed by Lessee, Lessee shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Premises, free of hindrance and molestation by Lessor, subject to the provisions of this Lease.

18,2 SUBORDINATION. The Lease and all Lessee's right under this leases are subject and subordinate to all underlying Leases, trust indentures and mortgages (collectively, "Mortgages") now or hereafter placed on or affecting the Building and/or the Land, or any interest therein, all renewals, modifications, consolidation, replacements, substitutions, additions and extensions of any such Mortgages. This provision shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of such subordination, Lessee shall execute and deliver promptly any subordination agreement that Lessor may request. In the event any proceedings are brought for the foreclosure of any Mortgage, or in the event of a deed in lieu of such foreclosure, or in the event of the termination of any underlying lease, Lessee hereby agrees to attorney to the purchaser or transferee upon foreclosure, and/or the holder of the reversion under any such underlying lease, and recognize such purchaser, transferee or holder as the Lessor under this Lease TO the same extent and effect as the original Lessor. Lessee agrees to execute and deliver upon the request of Lessor, or any such purchaser, transferee or holder, any instrument necessary or desirable to evidence such attornment. Lessee waives any right which it may have by law to terminate this Lease or to surrender possession of the Premises by reason of any such foreclosure proceedings or termination of any underlying lease. LESSOR AGREES TO OBTAIN MORTGAGEE'S APPROVAL OF TERMS OF LEASE, AND MORTGAGEE'S AGREEMENT (EXHIBIT D).

18.3 ESTOPPEL CERTIFICATES. Upon the request of Lessor, any owner, transferee, or purchaser at foreclosure of the Building, any potential purchaser of the Building pursuant to contract, or any holder OR potential holder of a Mortgage, Lessee will execute estoppel certificates addressed to such person(s), certifying as to such facts (if true) and agreeing to such reasonable notice provisions and other matters, as such person(s) may reasonably require with respect to the status of this Lease.

18.4 RIGHT OF ASSIGNS. Except where specifically limited, the rights and liabilities of the parties hereto shall run to the benefit of and shall be binding upon the personal representatives, devisees, assigns and successors in interest of Lessor and Lessee.

18.5 SURRENDER AT END OF TERM. Lessee shall quit and surrender the Premises at the expiration or earlier termination of this Lease. The Premises shall be broom clean, in good condition and repair, except for ordinary wear and tear and damage by fire and extended coverage hazards for which insurance is maintained, with alterations, additions and improvements, except as otherwise provided herein. Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease.

18.6 HOLDING OVER. At the expiration or earlier termination of the term of this Lease, any holdover shall be from month to month on the same terms and conditions as herein provided, and in the event of such holdover this Lease may be terminated by either party by 120 days prior written notice to the other.

18.7 WAIVER. No waiver of any covenant or condition, or the breach of any covenant or condition of this Lease shall be taken to justify or authorize a non-observance on any other occasion of such covenant or condition or any other covenant OR condition or to constitute a waiver of any subsequent breach of such covenant or condition. Acceptance of Base Rent, Additional Rent or any other sums by Lessor at any time when Lessee is in default of any covenant or condition hereof shall not be construed as a waiver of any such default or of Lessor's right to terminate this Lease on account of such default.

18.8 NOTICE. Any notice, consent or waiver required or permitted to be given or served by either party to This Lease Shall be in writing and either delivered personally to the other party or mailed by certified or registered mail, return receipt requested, addressed as follows:

Lessor:       Garfield Park Associates
              19 Garfield Place
              Cincinnati, Ohio 45202


Lessee:       The Foundation Savings & Loan Co.
              719 Vine Street
              Cincinnati, OH 45202
              Moving to: 25 Garfield Place, Cincinnati, Ohio 45202


Either party may, from time to time, change its notice address by notice to the other in accordance with the provisions of this section.

19. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance is invalid, such invalidity shall not affect other provisions or applications of this Lease which can be given effect without the invalid provision or application, and to this end the provisions of this Lease are declared to be severable.

20. ENTIRE AGREEMENT. This Lease is intended by the parties hereto to be the final expression of their agreement with respect to the matters herein contained and is the complete and exclusive statement of the terms thereof, notwithstanding any representation or statement to the contrary heretofore made.

21. HEADINGS; PRONOUNS. The headings contained herein are solely for convenience and reference and are not to be construed as part of this Lease. All terms used in this Lease, regardless of the number or gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any section, subsection or clause herein may require as if such terms had been fully and properly written in such number and gender.

22. EXCLUSIVE BUSINESS. Lessor agrees that it will not lease retail space to another financial institution during the term of this lease without written consent of Lessee.

IN WITNESS WHEREOF, The parties hereto have hereunder set their hands as of the day and year first above written.

Lessor:                                     Lessee:

Samuel Logan                                Narvin I. Emden
- --------------------------                  ----------------------------
Garfield Park Associates                    The Foundation Savings
Limited Partnership                         & Loan Company